[Letterhead of Davis Family Trust]

Jeffrey F. Davis, Vice President                                   June 18, 1998
Electronic Fuel Control, Inc.
4851 Georgia Highway 85
Suite 210
Forest Park, Ga., 30297

         Re:      Licensing Agreement between Davis Family
                  Trust and Electronic Fuel Control, Inc.

Dear Mr. Davis:

Following up on our various telephone conversations of the past several weeks, this letter is intended as a summary of the agreement we have reached regarding alterations in the existing Licensing Agreement between Electronic Fuel Control, Inc. and the Davis Family Trust. This agreement is subject to your company meeting all of the conditions specified and fulfillment of those conditions by the dates and times set forth.

The amount of the debt owed to the Davis Trust by Electronic Fuel Control, Inc. ("EFC") as of December 31, 1997 was $133,635.08. EFC has proposed to liquidate that debt on July 31, 1998 under the terms and conditions herein set forth. On July 31, 1998 the amount EFC will owe the Davis Trust, including interest accrued from January 1, 1998 through and including that date, will be $143,576.10. EFC will pay to the Trust the sum of $43,576.10 on July 31, 1998 and, in addition, EFC on that date will tender to the Trust 108,000 non-assessable, unencumbered, duly authorized and issued shares of EFC's common stock. The Trust will then mark the existing, $150,000.00 promissory note "paid in full" and will return the original of said note to EFC. Additionally, the Trust will suspend the quotas in the Licensing Agreement for a period of three
(3) years as set forth in my letter to you of June 4, 1998.

If you agree that the contents of this letter accurately represents our understanding, please sign where your name appears below and return a signed copy of this document to me at the address set forth above.

Jeffrey F. Davis, Vice President
Page Two
June 18, 1998


With kind regards, I remain

                                                     Sincerely yours,



                                                     /s/ Mark W. Crouch
                                                     ------------------
                                                     Mark W. Crouch, acting
                                                     in his capacity as Trustee
                                                     of the Davis Family Trust

MWC/mwc
cc: file

I  agree  that  the   contents  of  this  letter   accurately   represents   our
understanding.

/s/ Jeffrey F. Davis
--------------------
Jeffrey F. Davis, Vice President

06/19/98
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Date